CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-281396) of our report dated August 27, 2026, relating to the financial statements and financial highlights of RiverNorth Flexible Municipal Income Fund II, Inc., which appear in this Form N-CSR.

Cohen & Company, Ltd.
Cleveland, Ohio
September 4, 2026